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                                                                    Exhibit 6.13

                              FOOD EXTRUSION, INC.

                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT ("Agreement") is made as of this ___ day of ____________, 1997, by and between FOOD EXTRUSION, INC., a Nevada corporation (the "Company"), and _________________ ("Indemnitee").

         WHEREAS the Company and Indemnitee recognize the increasing difficulty in obtaining directors' and officers' liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

         WHEREAS the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited; and

         WHEREAS the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

         NOW, THEREFORE, in consideration for Indemnitee's services as an officer or director of the Company, the Company and Indemnitee hereby agree as follows:

         1.       Indemnification.

                  (a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in

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the right of the  Company)  by reason  of the fact that  Indemnitee  is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director (including, but not limited to, any action, suit or proceeding arising in connection with the delivery of a legal opinion to a third party by an officer of the Company) or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, against all liabilities and expenses (including attorneys' fees), costs, judgments, penalties, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding to the fullest extent permitted by the Nevada Revised Statutes and other applicable law if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

                  (b) Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, against all liabilities and expenses (including attorneys' fees) and, to the fullest extent permitted by law, amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not

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opposed to the best  interests  of the Company,  except that no  indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

                  (c)  Mandatory  Payment  of  Expenses.   To  the  extent  that
Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) of this
Section 1, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith.

                  (d) Limitations on Indemnification. No indemnification or advance of expenses (pursuant to Section 3(a) below) shall be made under this Agreement, except as provided in Section 1(c) and except where such indemnification is authorized as proper upon a determination that Indemnitee has met the applicable standard of conduct set forth in Section 1(a) or 1(b) above, where such determination is made by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to such proceeding; (ii) if such a quorum is not obtainable, by independent legal counsel in a written opinion; (iii) if a majority vote of a quorum consisting of directors who are not parties to such proceeding so orders, by independent legal counsel in a written opinion; (iv) approval of a majority of the shares represented and voting at a duly held meeting at which a quorum is present or approval by the written consent of the holders of a majority of the shares, with any shares owned by Indemnitee not being entitled to vote thereon or consent thereto; or
(v) the court in which such proceeding is or was pending upon application made by the Company or Indemnitee or the attorney or other person rendering services in connection with such defense, whether or not such application by Indemnitee, the attorney or other person is opposed by the Company; provided however, that no indemnification or advance of expenses shall be made under this Agreement in any circumstance where it appears:

                       (1) that it would be inconsistent with a provision of the Company's Articles of Incorporation, the Company's Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged

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cause of action  asserted in the  proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                       (2) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement; or

                       (3) that, unless ordered by a court pursuant to Section 1(b), a final adjudication establishes that Indemnitee's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         2. Indemnification of Spouse. The Company shall extend its indemnification obligations to Indemnitee's spouse for all liabilities and expenses arising from such spouse's status as the spouse of Indemnitee, including liabilities and expenses arising from or in connection with claims that seek damages recoverable from marital community property, property jointly held by Indemnitee and Indemnitee's spouse or property transferred from Indemnitee to Indemnitee's spouse.

         3.   Expenses; Indemnification Procedure.

                  (a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such action, suit or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

                  (b) Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the President of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three (3) business days after the date postmarked if

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sent by domestic  certified or registered mail,  properly  addressed;  otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power. The failure of Indemnitee to give notice as provided above shall not relieve the Company from liability unless and only to the extent that the failure materially prejudices the Company's ability adequately to defend Indemnitee in the proceeding.

                  (c) Procedure.  The Company hereby agrees that it shall make a determination  of entitlement to  indemnification  under Section 1 within ninety
(90) days of receipt of the notice set forth in Section 3(b). Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than forty five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company's Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within forty five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to
Section 14 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. However, Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide. It shall be presumed that Indemnitee met the applicable standard of conduct required for indemnification unless the Company shall have affirmatively proven that Indemnitee did not meet the standard.

                  (d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the

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procedures set forth in the respective  policies.  The Company shall  thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

                  (e) Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

         4.   Additional Indemnification Rights; Nonexclusivity.

                  (a) Scope. Notwithstanding any other provision of this Agreement, but subject to the provisions of Section 1(d) above, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Articles of Incorporation, the Company's Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Nevada corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee's rights and Company's obligations, under this Agreement. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which narrows the right of a Nevada corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations

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hereunder.

                  (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Articles of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Nevada, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

         5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

         6. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

         7. Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee and Indemnitee's spouse shall be named

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as an insured in such a manner as to provide Indemnitee and Indemnitee's  spouse the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if Indemnitee is not an officer or director but is a key employee. If Indemnitee serves as a fiduciary of any employee benefit plans of the Company or any of its subsidiary or affiliated corporations, then to the extent that the Company maintains an insurance policy or policies providing fiduciaries insurance, Indemnitee shall be covered by such policy or policies in accordance with its or their terms, to the maximum extent of the coverage available for any fiduciary. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

         8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

         9.   Exceptions.   Any  other   provision   herein   to  the   contrary
notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

                  (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section  78.751 of the Nevada  Revised  Statutes,  but such  indemnification  or

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advancement  of expenses may be provided by the Company in specific cases if the
Board of Directors has approved the initiation or bringing of such suit; or

                  (b) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or

                  (c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company or any parent or subsidiary of the Company; or

                  (d) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous.

         10. California Pseudo-Foreign Corporation Law. To the extent that the provisions of this Agreement may be unenforceable because of the pseudo-foreign corporation laws contained in Section 2115 of the California General Corporation Laws, the Company hereby agrees to indemnify and hold harmless Indemnitee, to the maximum extent and in the manner permitted by the California General Corporation Laws, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that Indemnitee is or was an agent of the Company.

         11. Construction of Certain Phrases.

                  (a)  For  purposes  of  this  Agreement,   references  to  the
"Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of

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another  corporation,  partnership,  joint venture,  trust or other  enterprise,
Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

                  (b) For purposes of this Agreement, references to "other enterprise" shall include employee benefit plan; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

                  (c) For purposes of this Agreement, references to "liabilities" shall mean liabilities and losses of any type whatsoever, including, without limitation, judgments, fines, excise taxes and penalties (including ERISA excise taxes and penalties) and amounts paid in settlement
(including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities or losses), actually incurred by Indemnitee and/or Indemnitee's spouse in connection with or as a result of a proceeding.

                  (d) For purposes of this Agreement, references to "expenses" include any and all direct and indirect costs (including, without limitation, attorneys' fees and disbursements, court costs, fees and expenses of witnesses, experts, professional advisors and private investigators, arbitration expenses, cost of attachment, appeal or similar bonds, travel expenses, duplicating, printing and binding costs, telephone charges, postage, delivery service fees, and any and all other disbursements or out-of-pocket expenses) actually and reasonably incurred by or on behalf of Indemnitee and/or Indemnitee's spouse in connection with either (i) the investigation, defense, settlement or appeal of, or being a witness or participant in, a proceeding (including preparing for any of the foregoing), or (ii) the establishment or enforcement of any right to indemnification under this Agreement or otherwise or any right to recovery under

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any liability  insurance policy  maintained by the Company;  provided,  however, that "expenses" shall not include any judgments, fines or amounts in settlement.

                  (e) For purposes of this Agreement, reference to "proceeding" means any threatened, pending or completed action, suit or proceeding (including any inquiry, hearing, arbitration proceeding or alternative dispute resolution mechanism), whether civil, criminal, administrative or investigative (including any action by or in the right of the Company), to which Indemnitee and/or Indemnitee's spouse is or was a party, witness or other participant, or is threatened to be made a party, witness or other participant, by reason of the fact that Indemnitee is or was an officer, director, employee or agent or fiduciary, or by reason of anything done or not done by Indemnitee in that capacity or in any other capacity, whether before or after the date of this Agreement.

         12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

         13. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

         14. Attorneys' Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and crossclaims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

         15. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

         16. Consent to Jurisdiction. Any controversy or dispute arising out of this Agreement shall be brought in any state or federal court located within Sacramento County of the State of California. The Company and Indemnitee each hereto consent to the jurisdiction of any state or federal court located within Sacramento County of the State of California and waives personal service of any and all process upon it and consents that all such service of process be made by certified mail directed to such party at the address set forth on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee).

         17. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Nevada.

         18. Contribution. If the indemnification provided in Section 1 of this Agreement is unavailable, then, in respect of any proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in the proceeding), the Company shall contribute to the amount of expenses and liabilities as is appropriate to reflect: (i) the relative benefits received by the Company, on the one hand, and Indemnitee, on the other hand, from the transaction from which the proceeding arose, and (ii) the relative fault of the Company, on the one hand, and of Indemnitee, on the other hand, in connection with the events which resulted in such expenses and liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of Indemnitee, on the other hand, shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expense and liabilities. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 18 were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations described in this Section 18.

         19. Amendment and Waiver. This Agreement may not be amended except by a writing executed by both the Company and Indemnitee. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged therewith. A waiver of, or a failure to insist on, complete compliance with any provision of this Agreement shall not be construed as a waiver of a subsequent or different noncompliance, breach or default of that or any other provision of this Agreement.

         20. Period of Limitations. No legal action shall be brought and no causes of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's spouse, estate, heirs, executors, administrators or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

         21. Duration of Agreement. This Agreement shall continue in effect for so long as Indemnitee is subject to any possible proceeding, regardless of whether Indemnitee continues to serve the Company in any capacity.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOOD EXTRUSION, INC.


By: ____________________
Its: ___________________

Address: 1241 Hawk's Flight Court
         El Dorado Hills, CA 95762


AGREED TO AND ACCEPTED:
INDEMNITEE:

------------------------
(type name)


------------------------
(signature)


------------------------
(address)